Securities and Exchange Commission
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 14, 2009

CASEYCORP ENTERPRISES, INC.
 (Name of Registrant as specified in its charter)

Nevada	333-147979	98-0523910
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

410 Park Avenue, 15th Floor
New York, New York 10022
(Address of principal executive offices)
(888) 251-3422
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2009, the Company entered into a Stock Purchase Agreement with the sole shareholder of ESM Refiners, Inc., a New York corporation (“ESM Refiners”) for the acquisition of ESM Refiners (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, the Company issued a total of 5,625,000  newly issued shares of the Company’s common stock in exchange for all of the issued and outstanding capital stock of ESM Refiners.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 14, 2009, pursuant to the Stock Purchase Agreement, the Company acquired ESM Refiners, a newly organized New York corporation formed to enter into the business of being a wholesale buyer and seller of gold and diamonds.  The former sole shareholder of ESM Refiners was Eduard Musheyev. There is no material relationship between Mr. Musheyev and the Company or any of its affiliates or directors, or any associate of any such director or officer.  The total consideration for the acquisition of ESM Refiners was 5,625,000 newly issued shares of the Company’s common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 14, 2009, Eduard Musheyev was appointed President of the Company and was appointed to fill a vacancy on the Company’s Board of Directors.  In addition, on May 14, 2009, Israel Levi and Yehoshua Lustig resigned as officers of the Company.  Mr. Levi and Mr. Lustig will remain as directors of the Company.

Mr. Musheyev, age 47, has over 30 years experience in the gold and jewelry industry both in the retail and wholesale market.  In 1983, founded a company dealing in the wholesale jewelry sector where he built up an extensive network of retail customers. In 1990, he opened a retail jewelry store in New York City and within five years had established eight retail stores with combined sales of $5 million and then in 2001, founded a wholesale jewelry operation.

Item 3.02 Unregistered Sales of Equity Securities.

On May 14, 2009, the Company issued 5,625,000 newly issued shares of the Company’s common stock to Eduard Musheyev  as consideration for the purchase of all of the issued and outstanding capital stock of ESM Refiners. This transaction was not registered under the Act in reliance on the exemption from registration in Section 4(2) of the Act, as a transaction not involving any public offering.  These securities were issued as restricted securities and the certificates were stamped with restrictive legends to prevent any resale without registration under the Act or in compliance with an exemption.

Item 9.01 — Financial Statements and Exhibits

Exhibits

Exhibit 10.1	Description Stock Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: May 27, 2009

CaseyCorp. Enterprises, Inc.

/s/ Eduard Musheyev
By: Eduard Musheyev, President